CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 30, 2017 on the financial statements of the Forefront Income Trust as of September 30, 2016 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this post-effective amendment on Form N-1A.

BrookWeiner L.L.C.

Chicago, Illinois
January 30, 2017